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                                                                    Exhibit 99.1

                                                   For more information contact:
                                                   Sophia Twaddell
                                                   Fleishman-Hillard, Inc.
                                                   (312) 751-3738
                                                   twaddels@fleishman.com
                                                   ----------------------


                 INSMED INCORPORATED ANNOUNCES PRELIMINARY DATA
                            FROM TWO CLINICAL TRIALS


RICHMOND, VA - (November 24, 2000) - Insmed Incorporated (Nasdaq: INSM) today announced it has received preliminary data for two clinical trials.



Initial data from the SomatoKine(R) Type 2 diabetes trial demonstrated that SomatoKine, whether delivered via continuous infusion or subcutaneous injection, reduced insulin consumption and average daily blood glucose levels in Type 2 diabetics. SomatoKine has previously demonstrated similar effects in patients with Type 1 diabetes. "We are pleased to extend the positive SomatoKine results previously obtained from the treatment of patients with Type 1 diabetes to the much larger population of Type 2 diabetics, and confirm the insulin-sensitizing properties of SomatoKine," said Geoffrey Allan, Ph.D., President and CEO of Insmed Incorporated.



In a separate trial, a preliminary intent-to-treat analysis showed that Type 2 diabetics treated with INS-1 in combination with sulfonylureas showed no statistical significance from placebo. "The data is preliminary and inconsistent with our previous trials for both Type 2 diabetes and polycystic ovarian syndrome," commented Dr. Allan. "We intend to evaluate each patient in detail to understand the significance of this data," he said.



About Insmed Incorporated

Insmed Incorporated is a biopharmaceutical company focused on the discovery and development of pharmaceutical products for the treatment of metabolic diseases and endocrine disorders associated with insulin resistance. Further information is available at www.insmed.com.



                                      # # #


Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding expected financial position, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing or proposed products or services, plans and objectives of management, demand for new pharmaceutical products, market trends in the pharmaceutical business, inflation and various economic and business trends. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that product candidates may fail in the clinic or may not be successfully marketed, the company may lack financial resources to complete development of product candidates, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these and other risks and uncertainties, actual results may differ materially from those described in this press release.